EXHIBIT 10.5

                             CONSULTING AGREEMENT

     This Consulting Agreement is made by and between YGCD Assets, Inc., a Colorado Corporation ("YGCD" or "Company") and Louis F. Coppage ("Consultant" or "Coppage").

                                  WITNESSETH:

     Whereas, Coppage has demonstrated special skill, knowledge, ability and experience serving as Chairman of public companies, and because of these qualities, the Company is desirous of entering into a Consulting Agreement whereby the Company will retain the services of Coppage for a future term of service, subject to the terms and conditions herein set forth.

I. Term. The term of the Agreement shall be for a period of one (1) year commencing on March 1, 2000 and terminating on February 28, 2001, or upon the completion of any sale, merger or dissolution of the Company occurring prior to February 28, 2001. This agreement shall only be terminated in accordance with the provisions of Paragraph VI (six) of this Agreement.

II.   Position, Duties and Services.  Through the term of the agreement:

      (A) With approval of the Shareholders and the Board of Directors, Coppage shall serve as Chairman of the Board of Directors of YGCD Assets, Inc. Coppage agrees to devote the necessary time and attention to his duties as a Director of the Company, which duties may be augmented or restricted in accordance with the directives of the Board of Directors of the Company. The initial services to be rendered by Coppage shall include the negotiation and completion of the planned transaction with Kimbell-DeCar Corporation.

      (B) Additional consulting services to be rendered shall include the early stage administration and development of financing and capital-ization of the newly combined public entity, to include investment banking, investment relations, and mergers and acquisitions activities as authorized by the Chief Executive Officer of the Company.

      (C) Coppage agrees to exercise his best efforts in good faith with respect to his position and duties as provided hereunder.

III. Compensation. Consultant shall be paid stock compensation and performance incentives payable as follows:

      (A) Stock Grant. The Company agrees to award to Coppage a one time stock grant of sufficient number of restricted common shares so as to be convertible to 150,000 restricted common shares of Kimbell-DeCar Corporation stock, post share exchange.






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      (B)  Stock Options and Performance Bonuses.  During the term of this
      Agreement, Consultant may be eligible to receive performance bonuses and any qualified or non-qualified stock options of the Company, and/or of its public parent, as established by the Compensation Committee of the Board of Directors of the Company. Upon completion of the Company's planned transaction with Kimbell-DeCar Corporation, and the latter's related common stock reverse split, Consultant shall receive a five year stock option from the renamed public entity for the exercise of 50,000 common shares. The options shall be exer-cisable upon demand and at the then fair market value of the stock on the date of grant.

IV. EXPENSES. Subject to the Company's written expense reimbursement policy, the Consultant shall be entitled to reimbursement for all reasonable expenses necessarily incurred by him in the performance of his duties upon presentation of a voucher indicating the amount and business purpose and supported by appropriate documentation.

V. BENEFITS. The Consultant shall not be eligible to participate in the Company's health and welfare benefit programs, except as otherwise agreed upon between the Consultant and the Board of Directors of the Company. Consultant shall be an independent contractor, and shall be responsible for all taxes.

VI. TERMINATION. Notwithstanding any provision of the foregoing contract, the Consultant may be discharged either for Cause or without Cause by the Board of Directors of the Company at any time during the term of this Agreement. "Cause" shall mean a material breach of the terms of this Agreement, including: (a) conviction of a felony involving moral turpitude; (b) theft from the Company or any of its customers;
      (c) breach of any covenant of non-competition or non-disclosure as hereafter executed; (d) willful failure or refusal to carry out the policies of the Company or any order or directive of the Board of Directors; or (e) the failure by the Consultant to perform all of the material duties and to comply with the material terms and conditions of him under this Agreement.

      If the Consultant is discharged for Cause, or voluntarily terminates this Agreement during the period specified herein, then and in any such event, all subsequent compensation required to be paid by the Company to the Consultant shall be forfeited, and this contract and the rights of the parties shall terminate.

      In the event the Company otherwise terminates this Agreement, the Company shall be obligated to pay Consultant, as a lump sum severance payment, an amount equal in value to the balance of the compensation, payable in either shares at fair market value and/or cash at Company's option within thirty (30) days of such termination.

VII. RENEWAL. At the Company's option, this Agreement may be renewed annually for two (2) subsequent one-year periods. Compensation adjustments, if any, shall be mutually agreed upon between the parties.

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VIII. ARBITRATION.  All disputes, differences, or questions arising between the parties hereto relating to construction, prices, meaning, or effect of any cause or thing contained herein, or the rights or liabilities of the parties respectively, or their respective successors and assigns, shall be referred to arbitration between the parties hereto, one arbitrator to be appointed by each party, and the arbitrators so chosen, if by themselves unable to agree within ten days after their appointment, to choose an additional arbitrator, without

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      delay, and the decision in writing signed by a majority of such arbitrators, unless patently erroneous, shall be binding upon the parties hereto. The general procedure followed for arbitrators shall conform to the laws of the State of Colorado. The unsuccessful party in the arbitration shall pay the expenses/costs related thereto.

IX. NOTICE. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified or registered mail, return receipt requested.

X.    RULES OF CONSTRUCTION.

      (A) Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all negotiations, prior agreements and contemporaneous agreements, discussions and understandings of the parties in connection with the subject matter hereof.

      (B) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. Venue and Jurisdiction shall be in Denver County, Colorado.

      (C) Amendments. No change, modification or termination of any of the terms, provisions or conditions of this Agreement shall be effective unless made in writing and signed by all parties hereto, their successors or assigns.

      (D) Binding Effect on Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, personal representatives, heirs and assigns.

      (E) Disclosure. Consultant agrees not to disclose the terms of this Agreement to anyone during the term of this agreement, except as required by law, without the express written consent of the Company.

      (F) Severability. If any Article, or other provision of this Agreement, or the application thereof, is held to be invalid, illegal, or unenforceable in any respect or for any reason, the remainder of this Agreement, and the application of the Article, Section or Provision to a person or circumstance with respect to which it is valid, legal or enforceable, shall not be affected thereby.



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     IN WITNESS WHEREOF, the parties hereto have executed this Consulting
Agreement below, as of this 2nd day of March, 2000.

THE COMPANY:

YGCD ASSETS, INC.

By:/s/ Dale Stonedahl
   Dale Stonedahl, President

THE CONSULTANT:

LOUIS F. COPPAGE


By:/s/ Louis F. Coppage
   Louis F. Coppage









































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